Exhibit 99.1

Selected Financial Data

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes thereto, which are included in Exhibits 99.2 and 99.3.

	Years Ended December 31,(1)
	2007	2006(2)(3)(4)	2005	2004	2003(5)
	(In thousands, except per share data)

Consolidated Statements of Operations Data:
Revenue	$331,693	$908,927	$852,010	$811,267	$629,994
Costs and expenses:
Cost of operations	117,281	545,706	528,004	512,679	404,186
Sales and marketing	93,645	119,103	104,669	114,216	91,798
General and administrative	104,321	132,334	118,202	106,703	98,615
Depreciation and amortization	28,256	44,558	43,548	39,134	47,053
Interest income	42,035	32,339	21,527	18,708	22,855
Interest expense	18,593	18,794	16,321	19,249	15,201
Gain on 2006 EBS Sale	399	352,297	—	—	—
Other income (expense), net	3,406	(4,252)	(27,965)	(13,308)	1,918

Income (loss) from continuing operations before income tax (benefit) provision	15,437	428,816	34,828	24,686	(2,086)
Income tax (benefit) provision	(8,741)	50,389	(2,170)	4,272	3,148
Minority interest in WHC	10,667	405	775	—	—
Equity in earnings of EBS Master LLC	28,566	763	—	—	—

Income (loss) from continuing operations	42,077	378,785	36,223	20,414	(5,234)
(Loss) income from discontinued operations, net of tax	(22,198)	393,132	32,588	16,197	(13,188)

Net income (loss)	$19,879	$771,917	$68,811	$36,611	$(18,422)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.24	$1.36	$0.11	$0.06	$(0.02)
(Loss) income from discontinued operations	(0.13)	1.41	0.09	0.05	(0.04)

Net income (loss)	$0.11	$2.77	$0.20	$0.11	$(0.06)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.21	$1.20	$0.10	$0.06	$(0.02)
(Loss) income from discontinued operations	(0.12)	1.18	0.10	0.05	(0.04)

Net income (loss)	$0.09	$2.38	$0.20	$0.11	$(0.06)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	179,330	279,234	341,747	320,080	304,858

Diluted	188,763	331,642	352,852	333,343	304,858

	As of December 31,(1)
	2007	2006(2)(3)	2005	2004	2003
	(In thousands)

Consolidated Balance Sheets Data:
Cash, cash equivalents and short-term investments	$827,737	$648,831	$423,003	$101,655	$266,097
Long-term marketable equity securities	2,383	2,633	4,430	515,838	456,034
Working capital (excluding assets and liabilities of discontinued operations)	860,133	618,126	398,751	44,607	194,217
Total assets	1,651,397	1,470,366	2,214,879	2,309,012	2,129,642
Convertible notes	650,000	650,000	650,000	649,999	649,999
Minority interest in WHC	131,353	101,860	43,096	—	—
Convertible redeemable exchangeable preferred stock	—	98,768	98,533	98,299	—
Stockholders’ equity	599,777	372,527	1,061,233	1,214,876	1,171,980

(1)	On February 21, 2008, we announced our intention to divest our ViPS and Porex segments. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of these two segments as discontinued operations for all periods presented.

(2)	For the year ended December 31, 2006, the consolidated financial position and results of operations reflect the sale of a 52% interest in our Emdeon Business Services segment (which we refer to as EBS), as of November 16, 2006. Accordingly, the consolidated balance sheet as of December 31, 2006 excludes the assets and liabilities of EBS, includes an investment in EBS Master LLC accounted for under the equity method of accounting related to our 48% ownership, and the consolidated statement of operations for the year ended December 31, 2006 includes the operations of EBS for the period January 1, 2006 through November 16, 2006 and our 48% equity in earnings of EBS Master LLC from November 17, 2006 through December 31, 2006.

(3)	On September 14, 2006, we completed the sale of the Emdeon Practice Services segment. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of the Emdeon Practice Services segment as a discontinued operation for this and all prior periods presented.

(4)	On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 “(Revised 2004): Share Based Payment” that resulted in additional non-cash stock-based compensation expense during 2006 and the subsequent period. See Results of Operations included in the Management’s Discussion and Analysis of Financial Condition and Results of Operations attached as Exhibit 99.2.

(5)	On August 1, 2003, we completed the sale of two operating units of our Porex businesses. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of these two operating units as discontinued operations for the year ended December 31, 2003.

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